UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 29, 2008

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION

(Exact Name of Registrants as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-14141 333-46983 (Commission File Number)	13-3937434 13-3937436 (IRS Employer Identification No.)

600 THIRD AVENUE, NEW YORK, NEW YORK (Address of Principal Executive Offices)	10016 (Zip Code)

(212) 697-1111
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 29, 2008, the board of directors of L-3 Communications Holdings, Inc. (the “Company”) approved the appointment of Dan Azmon as principal accounting officer. Mr. Azmon, age 45, joined the Company in October 2000 as assistant controller and became an officer in April 2005. He has been the Company’s controller since January 2005.

(e) On April 29, 2008, the stockholders of L-3 Communications Holdings, Inc. (the “Company”) approved the 2008 Long Term Performance Plan and 2008 Directors Stock Incentive Plan (together, “the Plans”) at the Company’s annual meeting of stockholders. The Plans became effective upon such stockholder approval. A description of the Plans is set forth in the Company’s proxy statement, dated March 17, 2008, for its 2008 annual meeting of stockholders (the “proxy statement”), in the sections entitled “Proposal 2. Approval of the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan” and “Proposal 3. Approval of the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan,” which are incorporated herein by reference. These descriptions are qualified in their entirety by reference to a copy of the Plans attached to the proxy statement as Exhibits A and B, respectively, which are incorporated therein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. – Financial Statements and Exhibits

(d)	Exhibits.
Exhibit Number	Title
99.1	Proposal 2. Approval of the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan (incorporated by reference in the Company’s proxy statement dated March 17, 2008).

99.2	Proposal 3. Approval of the L-3 Communications Holdings, Inc. 2008 Directors Stock Incentive Plan (incorporated by reference in the Company’s proxy statement dated March 17, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Ralph G. D’Ambrosio
Name:	Ralph G. D’Ambrosio
Title:	Vice President and Chief Financial Officer

Dated: May 1, 2008